    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 29, 1997
                                                           REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC  20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER

                           THE SECURITIES ACT OF 1933


                                ZALE CORPORATION
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


             Delaware                                     75-0675400
 -------------------------------               --------------------------------
 (State or Other Jurisdiction of              (IRS Employer Identification No.)
  Incorporation or Organization)

                           901 West Walnut Hill Lane
                           Irving, Texas  75038-1003
                    ---------------------------------------
                    (Address of Principal Executive Offices)


                                ZALE CORPORATION
                          OMNIBUS STOCK INCENTIVE PLAN
                          ----------------------------
                            (Full Title of the Plan)


                                  Alan P. Shor
                           901 West Walnut Hill Lane
                           Irving, Texas  75038-1003
                    ---------------------------------------
                    (Name and Address of Agent for Service)

                                  972-580-4000
         -------------------------------------------------------------
         (Telephone Number, Including Area Code, of Agent for Service)



=========================================================================================================
                                      CALCULATION OF REGISTRATION FEE

=========================================================================================================
                                            Proposed maximum      Proposed maximum      Amount of
Title of securities   Amount to be          offering price per    aggregate offering    registration fee
to be registered      registered (1)(2)     share (3)             price (3)             (3)
---------------------------------------------------------------------------------------------------------
Common Stock, par
value $.01 per
share                 500,000 shares         $15 15/16            $7,968,750            $2,415
=========================================================================================================

     (1) Pursuant to General Instruction E of Form S-8, this Registration Statement covers the registration of 500,000 shares of Common Stock in addition to shares previously registered under Registration Statement No. 33-87782.

     (2) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock dividends or similar transactions as provided in the Zale Corporation Omnibus Stock Incentive Plan.

     (3) Pursuant to Rule 457(h)(1), these figures are based upon the average of the high ($16 1/8) and low ($15 3/4) prices paid for a share of the Company's Common Stock on January 24, 1997, as reported by the New York Stock Exchange, and are used solely for the purpose of calculating the registration fee.

-------------------------------------------------------------------------------

* As permitted by Rule 429 under the Securities Act of 1933, the prospectus related to this Registration Statement also covers securities registered under Registration No. 33 - 87782 on Form S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     This Registration Statement on Form S-8 is being filed to register 500,000 additional shares of Common Stock, par value $.01 per share (the "Common Stock"), of Zale Corporation (the "Company") which have been reserved for issuance under the Company's Omnibus Stock Incentive Plan (the "Plan"). A total of 3,055,000 shares of the Common Stock reserved under the Plan have previously been registered on a Registration Statement on Form S-8 (Registration No. 33-87782, filed on December 23, 1994) (the "Original Form S-8"). Pursuant to and as permitted by General Instruction E to Form S-8, the contents of the Original Form S-8 are hereby incorporated by reference herein, and the opinions and consents listed at Item 8 below are annexed hereto.


ITEM 8.    EXHIBITS.
           ---------

           Exhibit
           Number     Description
           ------     -----------
           5          Opinion of Troutman Sanders LLP.

           23.1 Consent of Arthur Andersen LLP to the use of their report as incorporated by reference in this Registration
                      Statement.

           23.2 Consent of Troutman Sanders LLP (contained in its opinion filed as Exhibit 5).

           24         Powers of Attorney (contained on page II-2 hereof).

                                   SIGNATURES




     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on this 28th day of January, 1997.



                          ZALE CORPORATION



                          By: /s/ Robert J. DiNicola
                              -------------------------

                              Robert J. DiNicola
                              Chairman of the Board and
                              Chief Executive Officer



     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert J. DiNicola, Merrill J. Wertheimer and Alan P. Shor, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES




     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.



SIGNATURE                   TITLE                               DATE
---------                   -----                               ----

/s/ Robert J. DiNicola      Chairman of the Board, Chief        January 28, 1997
----------------------      Executive Officer, and Director
Robert J. DiNicola

/s/ Merrill J. Wertheimer   Executive Vice President -          January 28, 1997
-------------------------   Finance and Chief Financial
Merrill J. Wertheimer       Officer (Principal Financial
                            Officer of the Registrant)

/s/ Mark R. Lenz            Vice President - Controller         January 28, 1997
----------------            (Principal Accounting Officer of
Mark R. Lenz                the Registrant)

/s/ Glen Adams              Director                            January 28, 1997
--------------
Glen Adams

/s/ Andrea Jung             Director                            January 28, 1997
---------------
Andrea Jung

                            Director                            January 28, 1997
---------------------
Richard C. Marcus

                            Director                            January 28, 1997
-------------------
Andrew H. Tisch

                                 EXHIBIT INDEX



EXHIBIT
NUMBER   DESCRIPTION
------   -----------
5        Opinion of Troutman Sanders LLP.


23.1 Consent of Arthur Andersen LLP to the use of their report as incorporated by reference in this Registration Statement.

23.2 Consent of Troutman Sanders LLP (contained in its opinion filed as Exhibit 5).

24       Powers of Attorney (contained on page II-2 hereof).